UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 27, 2013

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2013, Hercules Offshore, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Pareto Securities AS, as representatives of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $400.0 million aggregate principal amount of the Company’s 8.750% Senior Notes due 2021 (the “Notes”). The Notes were sold at par. The Company’s obligations under the Notes will be, jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Company’s current and future domestic restricted subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”) that incur or guarantee indebtedness under a credit facility, including the Company’s existing revolving credit facility. The net proceeds from the Notes offering will be approximately $393.0 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company expects to use the net proceeds, together with cash on hand (including the proceeds of approximately $104 million the Company expects to receive from the sales of its inland barge rigs, domestic liftboats and related assets), to fund its acquisitions of Discovery Offshore S.A. (“Discovery”) shares and the final payment totaling $333.9 million due for the construction and delivery of Discovery Triumph and Discovery Resilience. The Purchase Agreement contains customary representations, warranties and indemnities by the Issuers in favor of the Initial Purchasers. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on July 8, 2013. The closing is subject to the satisfaction or waiver of customary conditions.

The Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes and Guarantees in private sales exempt from registration under the Securities Act (i) inside the United States to “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”), in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

Acquisition of Discovery Shares

On June 27, 2013, Hercules Discovery Ltd., a Cayman entity and wholly owned subsidiary of the Company, purchased 33,797,223 shares of Discovery at a price of NOK 15.00 per share. Discovery is a development stage company whose purpose is to own, either directly or indirectly through its subsidiaries, new ultra-high specification jackup drilling rigs. These share purchases increased the Company’s total investment in Discovery to more than 50% of Discovery’s outstanding shares. As previously disclosed by the Company, in accordance with the Norwegian Securities Trading Act, chapter 64, the Company will make a mandatory cash tender offer for all remaining outstanding shares of Discovery. The Company expects to finance the purchase of the remaining outstanding shares of Discovery using the net proceeds from the private placement of Notes disclosed in Item 1.01 above, together with cash on hand (including the proceeds of approximately $104 million the Company expects to receive from the sales of its inland barge rigs, domestic liftboats and related assets). There can be no assurance that the Company will complete its acquisition of Discovery shares successfully or complete them on the terms offered.

Pricing Press Release for the Notes Offering

On June 28, 2013, the Company issued a press release announcing that it had priced the Notes offering disclosed in Item 1.01 and Item 2.03 hereof. A copy of this press release is filed as Exhibit 99.1 and incorporated herein by reference. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes.

Update to Risk Factors

In connection with the acquisition of Discovery shares described in this Item 8.01, the Company provides the following supplement to its risk factors contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The Company has contractual commitments and significant obligations related to its investment in Discovery and may not realize the anticipated benefits from its investment.

The Company has committed substantial management time to its investment in Discovery and may not realize the anticipated benefits of its investment. Discovery Triumph was completed in April 2013 and delivered on June 7, 2013. Discovery Resilience is expected to be delivered in the fourth quarter of 2013. The delivery of Discovery Resilience is dependent on Discovery’s ability to raise additional capital for payment of the balance of the construction price, as well as Discovery Resilience’s compliance with the agreed construction and performance specifications under the construction contract. If Discovery Resilience experiences construction delays or cost increases, the Company may not realize anticipated benefits from its investment.

It is uncertain whether Discovery will enter into contracts for the utilization of Discovery’s rigs.

Discovery has not entered into contracts for the utilization of its two ultra-high specification jackup rigs, and there can be no assurance that it will be able to enter into any future contracts on commercially acceptable terms or at favorable dayrates. In connection with marketing these two rigs, customers may require additional capital expenditures or other conditions based on their intended use of the rigs in certain harsh environments.

The information in this Current Report on Form 8-K contains forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including the risks, uncertainties and other factors contained in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, as well as the risks described above with respect to Discovery and Discovery’s rigs. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove correct. Forward-looking statements in this Current Report on Form 8-K relate to, among other things, the closing of the Notes offering and the use of proceeds therefrom. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated June 28, 2013, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Pareto Securities AS, as representatives of the initial purchasers named in Schedule I thereto.

99.1	Press Release Announcing Pricing of Notes, dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: July 2, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary

Exhibit Index

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated June 28, 2013, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Pareto Securities AS, as representatives of the initial purchasers named in Schedule I thereto.

99.1	Press Release Announcing Pricing of Notes, dated June 28, 2013.